                                                                  Exhibit 10.7


                                   SETTLEMENT
                          AND MUTUAL RELEASE AGREEMENT


          This Settlement and Mutual Release Agreement (this "Agreement") is entered into as of this 18th day of September, 1998, by and among Imaging Technologies Corporation, a Delaware corporation ("ITEC"), and each of NP Partners, formerly known as Nelson Partners ("Nelson"), Olympus Securities, Ltd. ("Olympus"), Ramius Fund, Ltd. ("Ramius"), Raphael, L.P. ("Raphael"), AG Super Fund International Partners, L.P. ("AG"), GAM Arbitrage Investments, Inc. ("GAM"), Hick Investments, Ltd. ("Hick"), Leonardo, L.P. ("Leonardo"), Themis Partners L.P. ("Themis"), Heracles Fund ("Heracles") and Samyang Merchant Bank ("Samyang," and together with Nelson, Olympus, Ramius, Raphael, AG, GAM, Hick, Leonardo, Themis and Heracles, the "Series C Investors").

                                R E C I T A L S:

          WHEREAS, ITEC and the Series C Investors entered into a Securities Purchase Agreement, dated as of August 21, 1997 (the "Purchase Agreement"), pursuant to which ITEC sold, and the Series C Investors purchased, an aggregate of 500 shares of ITEC's Series C Redeemable Convertible Preferred Stock, par value $1,000 per share (the "Series C Preferred Stock"), which were convertible into shares of ITEC's Common Stock, par value $0.005 per share (the "Common Stock"), in accordance with the terms of the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Imaging Technologies Corporation as filed with the Secretary of State of the State of Delaware on August 21, 1997 (the "Certificate of Designations");

          WHEREAS, in connection with the sale and purchase of the Series C Preferred Stock pursuant to the Purchase Agreement, ITEC also issued, and the Series C Investors also received, warrants (the "Warrants") to acquire 400 shares of Common Stock for each share of Series C Preferred Stock purchased by the Series C Investors;

          WHEREAS, in connection with the sale and purchase of the Series C Preferred Stock pursuant to the Purchase Agreement, ITEC and the Series C Investors also entered into a Registration Rights Agreement dated as of August 21, 1997 (the "Registration Rights Agreement"), providing the Series C Investors with certain rights of registration and certain other rights as set forth therein;

          WHEREAS, on various dates between June 9, 1998 and June 29, 1998, Nelson, Olympus, Ramius and Raphael tendered for conversion into Common Stock an aggregate of 235 shares of Series C Preferred Stock (the "Tendered Shares"), representing all shares of Series C Preferred held by such Series C Investors;

          WHEREAS, on June 19, 1998, ITEC delivered notice (the "Redemption Notice") to Nelson, Olympus, Ramius, Raphael and Themis (the "Remaining Holders") of its election to redeem for cash all shares of Series C Preferred Stock tendered for conversion in lieu of converting such shares;

          WHEREAS, certain disputes have arisen between ITEC and Nelson, Olympus, Ramius and Raphael with respect to the Redemption Notice and ITEC's right to redeem all shares of Series C Preferred Stock tendered for conversion in lieu of converting such shares;

          WHEREAS, although no disputes have arisen between ITEC and Themis, ITEC has requested, and Themis has agreed, to permit ITEC to redeem the remaining 1 share of Series C Preferred Stock now held by Themis and to grant the mutual release and other agreements between the parties set forth herein; and

          WHEREAS, the parties wish to settle (i) all disputes, claims, causes of action, offsets, defenses and all other matters related to, arising out of or in connection with the Series C Investors' purchase and ownership of the Series C Preferred Stock and the Warrants including, but not limited to, all disputes, claims, causes of action, offsets, defenses and all other matters related to, arising out of or connected in any way to the Purchase Agreement, the Registration Rights Agreement, the Warrants, the Certificate of Designations, the Redemption Notice and all other agreements, letters, documents, instruments, conduct and actions related to, arising out of or connected in any way to the Series C Investors' purchase and ownership of the Series C Preferred Stock and the Warrants (collectively, the "Series C Documents"), and (ii) all other disputes, claims, causes of action, offsets, defenses and all other matters that may exist between ITEC and each of the Series C Investors, and the parties further wish to fix and establish in this Agreement their respective rights and future obligations.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.   TERMS OF SETTLEMENT.

     1.1 CLOSING. The closing of the settlement set forth in this Agreement and the consummation of the transactions contemplated hereby shall take place at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1300, San Diego, California 92101, at 10:00 A.M. local time, on September 18, 1998, or at such other time and place as the parties hereto mutually agree orally or in writing (which time and place are designated as the "Closing"). At the Closing, ITEC shall execute and deliver to each of the Series C Investors the deliverables set forth in Section 1.2 hereto, and each of the Series C Investors shall execute and deliver to ITEC this Agreement and such other applicable documents as set forth herein.

     1.2 DELIVERIES BY ITEC. At the Closing, ITEC shall deliver to the Series C Investors an originally executed copy of this Agreement and the Amendment No. 1 to Registration Rights Agreement, in substantially the form attached hereto as EXHIBIT A (the "Amendment"), and shall:

          (A)  CASH PAYMENTS.

               (1) Pay to Nelson the amount of one million dollars ($1,000,000) by wire transfer in accordance with the wire transfer instructions provided by Nelson;

               (2) Pay to Olympus the amount of one million dollars ($1,000,000) by wire transfer in accordance with the wire transfer instructions provided by Olympus;

               (3) Pay to Ramius the amount of sixty two thousand five hundred dollars ($62,500) by wire transfer in accordance with the wire transfer instructions provided by Ramius;

               (4) Pay to Raphael the amount of one hundred twenty-five thousand dollars ($125,000) by wire transfer in accordance with the wire transfer instructions provided by Raphael; and

               (5) Pay to Themis the amount of twenty-seven thousand five hundred dollars ($27,500) by wire transfer in accordance with the wire transfer instructions provided by Themis.

               (6) Pay to Heracles the amount of twelve thousand five hundred dollars ($12,500) by wire transfer in accordance with the wire transfer instructions provided by Heracles.

          (B) SUBORDINATED PROMISSORY NOTES AND WARRANTS.

               (1) Deliver to Nelson a subordinated promissory note (the "Nelson Subordinated Note") in the principal amount of $500,000 and a warrant (the "Nelson Warrant") to purchase up to 100,000 shares of Common Stock, all pursuant to a certain Subordinated Note Purchase Agreement dated as of the date hereof among the Company and Nelson and Olympus (the "Subordinated Note Purchase Agreement"); and

               (2) Deliver to Olympus a subordinated promissory note (the "Olympus Subordinated Note") in the principal amount of $500,000 and a warrant (the "Olympus Warrant") to purchase up to 100,000 shares of Common Stock, all pursuant to the Subordinated Note Purchase Agreement.

          (C)  COMMON STOCK.

               (1) Deliver to Ramius seventy seven thousand seven hundred twenty six (77,726) shares of Common Stock; and

               (2) Deliver to Raphael fifty thousand four hundred thirty five (50,435) shares of Common Stock.

          (D)  NEW WARRANTS.

               (1) Deliver to Nelson a Warrant, in substantially the form attached hereto as EXHIBIT B (the "New Warrant"), to purchase 50,000 shares of Common Stock; and

               (2) Deliver to Olympus a New Warrant to purchase 50,000 shares of Common Stock.

     1.3  DELIVERIES BY THE SERIES C IVESTORS.

          (A) NELSON AND OLYMPUS. At the Closing, each of Nelson and Olympus shall deliver to ITEC (1) an originally executed copy of this Agreement, the Amendment, the New Warrants and the Subordinated Note Purchase Agreement, and
(2) the certificates for all outstanding shares of Series C Preferred Stock held by them, each properly endorsed for transfer to ITEC. In addition, Nelson shall deliver to ITEC an originally executed copy of the Nelson Subordinated Note and the Nelson Warrant and Olympus shall deliver to ITEC an originally executed copy of the Olympus Subordinated Note and the Olympus Warrant

          (B) RAMIUS, RAPHAEL, AG, GAM, HICK AND LEONARDO. At the Closing, each of Ramius, Raphael, AG, GAM, Hick and Leonardo shall deliver to ITEC (1) an originally executed copy of this Agreement and the Amendment and (2) all certificates for any outstanding shares of Series C Preferred Stock held by them, each properly endorsed for transfer to ITEC.

          (C) THEMIS, HERACLES AND SAMYANG. At the Closing, each of Themis, Heracles and Samyang shall deliver to ITEC (1) an originally executed copy of this Agreement and the Amendment and (2) all certificates for any outstanding shares of Series C Preferred Stock held by them, each properly endorsed for transfer to ITEC.

     1.4 TERMINATION OF RIGHTS UNDER SERIES C DOCUMENTS. ITEC and each of the Series C Investors hereby agree that, effective as of the Closing, all rights, privileges, restrictions, obligations, duties and terms contained in the Series C Documents shall be terminated in their entirety and shall be of no further force or effect; PROVIDED, HOWEVER, that (A) each of the Series C Investors shall retain their respective Warrants, and all rights, privileges, restrictions, obligations, duties and terms set forth therein shall survive and remain effective after the Closing in accordance with the terms of the Warrants and (B) all rights, privileges, restrictions, obligations, duties and terms set forth in the Registration Rights Agreement, as amended by the Amendment (the "Amended Registration Rights Agreement"), shall survive and remain effective after the Closing in accordance with the terms set forth therein.

     1.5. RELEASE OF CLAIMS.

          (A)  RELEASE BY ITEC.

               (1) Effective as of the Closing and except as provided in subsection 1.5(A)(2) below, ITEC, on behalf of itself and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, investment advisors, insurers, employees and assigns (collectively with ITEC, the "ITEC Releasees"), hereby releases and forever discharges each of the Series C Releasees (as defined below) and all persons acting by, through, under, or in concert with them, or any of them, from any and all liabilities, obligations, indebtedness, claims, causes of action, rights or defenses, and any legal, equitable or other obligations or duties, whether known or unknown, liquidated or contingent, matured or unmatured, of any kind whatsoever which existed, arose or occurred at any time prior to or concurrently with the Closing, including, but not limited to, any and all liabilities, obligations, indebtedness, claims, causes of action, rights or defenses, and any legal, equitable or other obligations or duties, whether known or unknown, liquidated or contingent, matured or unmatured, of any kind whatsoever that arise out of, relate to or are connected in any way to the Series C Investors' purchase and ownership of the Series C Preferred Stock and/or any of the Series C Documents.

               (2) ITEC hereby acknowledges and agrees, on behalf of itself and each of the other ITEC Releasees, that the release contained in subsection 1.5(A)(1) shall not apply to, and the Series C Releasees shall retain after the Closing, all rights, privileges, restrictions, obligations, duties and terms set forth in (i) the Warrants, (ii) the Amended Registration Rights Agreement, including but not limited to any claims for indemnification under Section 6 of the Amended Registration Rights Agreement, (iii) this Agreement, (iv) the New Warrants, (v) the Nelson Subordinated Note and the Olympus Subordinated Note,
(vi) the Nelson Warrant and the Olympus Warrant and (vii) the Subordinated Note Purchase Agreement.

          (B) RELEASE BY SERIES C INVESTORS.

               (1) Effective as of the Closing and except as provided in subsection 1.5(B)(2) below, each of the Series C Investors, on behalf of itself and its predecessors, successors, former or current subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, investment advisors, insurers, employees and assigns (collectively with the Series C Investors, the "Series C Releasees"), hereby releases and forever discharges each of the ITEC Releasees and all persons acting by, through, under, or in concert with them, or any of them, from any and all liabilities, obligations, indebtedness, claims, causes of action, rights or defenses, and any legal, equitable or other obligations or duties, whether known or unknown, liquidated or contingent, matured or unmatured, of any kind whatsoever which existed, arose or occurred at any time prior to or concurrently with the Closing, including, but not limited to, any and all liabilities, obligations, indebtedness, claims, causes of action, rights or defenses, and any legal, equitable or other obligations or duties, whether known or unknown, liquidated or contingent, matured or unmatured, of any kind whatsoever that arise out of, relate to or are connected in any way to the Series C Investors' purchase and ownership of the Series C Preferred Stock and/or any of the Series C Documents.

               (2) Each of the Series C Investors hereby acknowledges and agrees, on behalf of itself and each of the other Series C Releasees, that the release contained in subsection 1.5(B)(1) shall not apply to, and the ITEC Releasees shall retain after the Closing, all rights, privileges, restrictions, obligations, duties and terms set forth in (i) the Warrants, (ii) the Amended Registration Rights Agreement, including but not limited to any claims for indemnification under Section 6 of the Amended Registration Rights Agreement,
(iii) this Agreement, (iv) the New Warrants, (v) the Nelson Subordinated Note and the Olympus Subordinated Note, (vi) the Nelson Warrant and the Olympus Warrant and (vii) the Subordinated Note Purchase Agreement.

          (C) NO ADMISSION BY EITHER PARTY. ITEC denies that any of the Series C Releasees has any claim, cause of action, defense or offset which has been or could be asserted against any of the ITEC Releasees, including, but not limited to, any claim, cause of action, defense or offset arising out of, relating to, or connected in any way to the Series C Investors' purchase and ownership of the Series C Preferred Stock and/or any of the Series C Documents. Each of the Series C Investors denies that any of the ITEC Releasees has any claim, cause of action, defense or offset which has been or could be asserted against any of the Series C Releasees, including, but not limited to, any claim, cause of action, defense or offset arising out of, relating to, or connected in any way to the Series C Investors' purchase and ownership of the Series C Preferred Stock and/or any of the Series C Documents. ITEC and each of the Series C Investors understands and agrees that this Agreement shall not be construed (nor shall it be admissible in any legal action or proceeding) as an admission by ITEC or any of the other ITEC Releasees, on the one hand, or by any of the Series C Investors or any of the other Series C Releasees, on the other hand, of the existence of any liability, indebtedness, claim, cause of action, defense, offset or other right or obligation within the scope of this Agreement. This Agreement and the negotiations, discussions and other communications between the parties hereto leading to execution of this Agreement constitute offers to compromise as contemplated by California Evidence Code Section 1152 and Rule 408 of the Federal Rules of Evidence.

          (D) ADDITIONAL FACTS. ITEC and each of the Series C Investors each acknowledges and agrees that it may discover facts different from or in addition to those which it now knows or believes to be true with respect to the liabilities, indebtedness, claims, causes of action, defenses, offsets and other rights and obligations released pursuant to this Agreement, and agrees that this Agreement shall continue and remain in effect in all respects notwithstanding the discovery or existence of such different or additional facts.

          (E) WAIVER OF CIVIL CODE SECTION 1542. ITEC and each of the Series C Investors acknowledges that it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING A RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY EFFECTED HIS SETTLEMENT WITH THE DEBTOR.

ITEC AND EACH OF THE SERIES C INVESTORS EACH AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD LIABILITIES, INDEBTEDNESS, CLAIMS, CAUSES OF ACTION, DEFENSES, OFFSETS AND OTHER RIGHTS AND OBLIGATIONS WHICH ARE RELEASED HEREBY IN FAVOR OF ANY AND/OR ALL OTHER PARTIES TO WHICH THE RELEASES CONTAINED HEREIN APPLY, AND EACH HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD LIABILITIES, INDEBTEDNESS, CLAIMS, CAUSES OF

ACTION, DEFENSES, OFFSETS AND OTHER RIGHTS AND OBLIGATIONS. TO THE EXTENT (IF
ANY) WHICH SUCH LAWS MAY BE APPLICABLE, EACH PARTY WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES HEREUNDER.

     1.6 WAIVER OF CERTAIN ADJUSTMENTS UNDER WARRANTS. Each of the Investors hereby agrees that the issuance and sale by ITEC of up to 500,000 shares of its Common Stock at a purchase price per share less than the current Warrant Exercise Price (as defined in the Investor's Warrant), the issuance by ITEC of warrants to purchase up to 925,000 shares of its Common Stock at an exercise price per share less than the current Warrant Exercise Price and the issuance by ITEC of promissory notes in the aggregate principal amount of $675,000 convertible into shares of its Common Stock at a price per share less than the current Warrant Exercise Price in connection with the transactions contemplated by this Agreement shall not cause or result in any adjustment to the Warrant Exercise Price (as defined in the Investor's Warrant) of the Investor's Warrant or the number of shares of Common Stock issuable upon exercise of the Investor's Warrant, and each of the Investors hereby waives any and all rights it may have under its Warrant, including without limitation any and all rights under Section 8 of its Warrant, to receive an adjustment to the Warrant Exercise Price (as defined in the Investor's Warrant) of the Investor's Warrant or the number of shares of Common Stock issuable upon exercise of the Investor's Warrant arising from the issuance and sale by ITEC of such Common Stock, warrants and promissory notes.

2.   REPRESENTATIONS AND WARRANTIES.

     2.1 ITEC. ITEC represents and warrants to each of the Series C Investors that:

          (A) It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under, this Agreement. This Agreement, upon execution and delivery by ITEC and assuming due and proper execution and delivery by each of the Series C Investors, will constitute a valid and binding obligation of ITEC, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

          (B) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of ITEC is required in connection with the execution, delivery and performance of this Agreement by ITEC.

          (C) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which ITEC is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement by ITEC.

          (D) Neither it, nor any of the other ITEC Releasees, has assigned or transferred to any other person or entity, either directly or indirectly, voluntarily or involuntarily, any liability, indebtedness, claim, cause of action, defense, offset or other right or obligation released hereunder by the ITEC Releasees. ITEC hereby agrees to indemnify and hold harmless each of the Series C Releasees from any and all liabilities, indebtedness, claims, causes of action, defenses, offsets and other rights and obligations released hereunder by the ITEC Releasees that may be asserted against any of the Series C Releasees by any third party in the event that the foregoing representation and warranty shall prove to be false or misleading.

     2.2 SERIES C INVESTORS. Each of the Series C Investors represents and warrants, severally and not jointly, to ITEC that:

          (A) It has all requisite corporate power and authority to execute and deliver, and fulfill its obligations under, this Agreement. This Agreement, upon execution and delivery by such Series C Investor, and assuming due and proper execution and delivery by ITEC, will constitute a valid and binding obligation of such Series C Investor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium and other laws of general application affecting the enforcement of creditors' rights.

          (B) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of such Series C Investor is required in connection with the execution, delivery and performance of this Agreement by such Series C Investor.

          (C) No consent, approval, waiver or other action by any person under any contract, agreement, indenture, lease, instrument or other document to which such Series C Investor is a party or by which it is bound is necessary for the execution, delivery and performance of this Agreement by such Series C Investor.

          (D) Neither it, nor any of the other Series C Releasees on whose behalf such Series C Investor has given the release contained in this Agreement (the "Series C Investor's Affiliates"), has assigned or transferred to any other person or entity, either directly or indirectly, voluntarily or involuntarily, any liability, indebtedness, claim, cause of action, defense, offset or other right or obligation released hereunder by such Series C Investor or the Series C Investor's Affiliates. Each of the Series C Investors hereby agrees to indemnify and hold harmless each of the ITEC Releasees from any and all liabilities, indebtedness, claims, causes of action, defenses, offsets and other rights and obligations released hereunder by such Series C Investor or by the Series C Investor's Affiliates that may be asserted against any of the ITEC Releasees by any third party in the event that the foregoing representation and warranty shall prove to be false or misleading.

3. CONFIDENTIALITY. No party to this Agreement shall, except as may be mandated by statutory or regulatory requirements, as may be required by legal process in the course of actual litigation or in the case of a subpoena, disclose to others the fact or terms of this settlement, the amounts referred to in this Agreement or the fact of the payment of said amounts, except that each such party may make such disclosure to each such party's attorneys, accountants or other advisors to whom the disclosure is necessary to effectuate the purposes for which such party has consulted with such professional advisors and except that
(i) ITEC may file this Agreement and the exhibits hereto with any governmental or regulatory body, describe it and refer to it in any filing it makes pursuant to federal and state securities laws or to its Board of Directors or stockholders, and (ii) ITEC may issue a press release describing the terms of this Agreement and the exhibits hereto.

4.   MISCELLANEOUS.

     4.1 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

     4.2 PRIOR AGREEMENTS. Except for the Warrants, the Amended Registration Rights Agreement, the New Warrants, the Subordinated Note Purchase Agreement, the Nelson Subordinated Note, the Olympus Subordinated Note, the Nelson Warrant and the Olympus Warrant, this Agreement shall supersede and render null and void any and all prior agreements between ITEC and/or any of the ITEC Releasees, on one hand, and any of the Series C Investors and/or any of the Series C Releasees, on the other hand, including, but not limited to, all of the Series C Documents.

     4.3 SUCCESSORS AND ASSIGNS. This Agreement shall bind and benefit each of the Series C Investors, each of the other Series C Releasees and each of their successors and assigns and shall also bind and benefit ITEC, each of the other ITEC Releasees and each of their successors and assigns.

     4.4 GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     4.5 EXPENSES. ITEC and each of the Series C Investors shall each bear their own attorneys' fees and costs incurred in connection with this Agreement and the settlement of the disputes contemplated hereby.

     4.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     4.8 AMENDMENT AND WAIVER; REMEDIES CUMULATIVE. No amendment, modification or waiver of this Agreement or any part thereof shall be effective unless it is in writing and is signed by ITEC and each of the Series C Investors. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     4.9 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     4.10 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically generated and kept on file by the sending party); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

          If to ITEC:

          Imaging Technologies Corporation
          11031 Via Frontera
          San Diego, CA 92127
          Attention:  President
          Facsimile:   (619) 613-1311

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          550 West C Street, Suite 1300
          San Diego, California 92101
          Attention: John R. Cook, Esq.
          Facsimile:   (619) 234-3848

          If to Nelson or Olympus:

          Addressed to the appropriate party
          c/o Leeds Management Services
          129 Front Street, 5th Floor
          Hamilton HM12 Bermuda
          Attention:  Anne Dupuy
          Facsimile:  (441) 292-2239

          with a copy to:

          Citadel Investment Group, L.L.C.
          225 West Washington Street
          Chicago, Illinois 60606
          Attention:  Mike Hughes
          Facsimile:  (312) 338-0780

          If to Ramius, Raphael, Leonardo, Gam, AG or Hick:

          Addressed to the appropriate party
          c/o Angelo, Gordon & Co., L.P.
          245 Park Avenue - 26th Floor
          New York, New York 10167
          Attention:  Gary Wolf
          Facsimile:  (212) 867-6449

          If to Themis, Heracles or Samyang:

          Addressed to the appropriate party
          c/o Promethean Investment Group, L.L.C.
          40 West 57th Street, Suite 1520
          New York, New York 10019
          Attention:  James F. O'Brien, Jr.
          Facsimile:  (212) 698-0505

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

     7.11 NO STRICT CONSTRUCTION. This Agreement is the result of arms-length negotiations between the parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of this Agreement, there shall be no presumption that the Agreement was prepared by any one party or that the Agreement shall be construed in favor of or against any one party.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                        IMAGING TECHNOLOGIES CORPORATION


                         By: /S/  BRIAN BONAR
                            ----------------------------
                            Brian Bonar, President and
                            Chief Executive Officer


                         SERIES C INVESTORS:

                         NP PARTNERS, formerly known as Nelson Partners


                         By: /S/  ILLEGIBLE
                            ----------------------------
                           Title: AUTHORIZED SIGNATORY


                         OLYMPUS SECURITIES, LTD.


                         By: /S/  ILLEGIBLE
                            ----------------------------
                           Title: AUTHORIZED SIGNATORY


                         RAMIUS FUND, LTD.


                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Title:  MANAGING OFFICER


                         RAPHAEL, L.P.


                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Title: CHIEF OPERATING OFFICER


          [SIGNATURE PAGE TO SETTLEMENT AND MUTUAL RELEASE AGREEMENT]

                         LEONARDO, L.P.


                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Its: CHIEF OPERATING OFFICER


                         GAM ARBITRAGE INVESTMENTS, INC.


                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Its: CHIEF OPERATING OFFICER


                         AG SUPER FUND INTERNATIONAL PARTNERS, L.P.

                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Its: CHIEF OPERATING OFFICER


                         HICK INVESTMENTS, LTD.


                         By: /S/  MICHAEL L. GORDON
                            ----------------------------
                         Its:  MANAGING OFFICER


                         THEMIS PARTNERS L.P.


                         By: /S/  ILLEGIBLE
                            ----------------------------
                         Its:






           [SIGNATURE PAGE TO SETTLEMENT AND MUTUAL RELEASE AGREEMENT]

                         HERACLES FUND


                         By: /S/  ILLEGIBLE
                            ----------------------------
                         Its:

                         SAMYANG MERCHANT BANK

                         By: /S/  ILLEGIBLE
                            ----------------------------
                         Its:





























           [SIGNATURE PAGE TO SETTLEMENT AND MUTUAL RELEASE AGREEMENT]

                                    EXHIBIT A

                 Amendment No.1 to Registration Rights Agreement



                                See Exhibit 10.8

                                   EXHIBIT B

         Form of New Warrant to Purchase 50,000 shares of Common Stock





                                See Exhibit 10.9




















                                      B-1